EXHIBIT 4.25

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of July 10, 2003 (this “Agreement”), is executed and delivered by WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking corporation, as administrator for each Purchaser Group under the Receivables Purchase Agreement referred to herein (in such capacity, the “Administrator”), and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), a New York banking corporation, as administrative agent under the Credit Agreement referred to herein (in such capacity, the “Lender Agent”).

BACKGROUND

A. Amerisource Receivables Financial Corporation (the “Receivables Subsidiary”), AmerisourceBergen Drug Corporation (“ABDC”), as originator (the “Originator”), are parties to the Receivables Sale Agreement, dated as of July 10, 2003, (as amended, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”), pursuant to which the Originator has agreed to sell, and the Receivables Subsidiary has agreed to purchase, from time to time, certain receivables and related assets.

B. The Receivables Subsidiary, ABDC, as initial servicer, the various Purchaser Groups from time to time party thereto and the Administrator are parties to the Receivables Purchase Agreement, dated as of July 10, 2003 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which the Purchasers have agreed to purchase, from time to time, undivided percentage interests in such receivables and related assets.

C. AmerisourceBergen Corporation (the “Borrower”), certain financial institutions from time to time party thereto as lenders (in their capacity as lenders from time to time thereunder, the “Lenders”) and the Lender Agent are parties to the Credit Agreement, dated as of August 29, 2001 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

D. The Borrower has requested certain amendments under the Credit Agreement.

E. The Lenders have agreed to provide such amendments under the Credit Agreement in return for the pledge of certain collateral, including a pledge of the Receivables Subsidiary Stock and the Receivables Subsidiary Note (each as referred to herein), to the Lender Agent for its benefit and the benefit of the Lenders.

F. The execution and delivery of this Agreement is a condition precedent to the execution and delivery of the Receivables Purchase Documents (as referred to herein).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. (a) Capitalized terms not defined herein that are defined in Exhibit I to the Receivables Purchase Agreement shall for the purposes of this Agreement (including the recitals hereof) have the meanings ascribed to such terms in such Exhibit I, and this Agreement (including the recitals hereof) shall be interpreted in accordance with the conventions set forth in “Other Terms” of such Exhibit I.

(b) In addition, the following terms shall have the meanings specified below:

“ABDC” has the meaning set forth in paragraph A of the recitals.

“Administrator” has the meaning set forth in the preamble.

“Agreement” has the meaning set forth in the preamble.

“Borrower” has the meaning set forth in paragraph C of the recitals.

“Credit Agreement” has the meaning set forth in paragraph C of the recitals.

“Credit Documents” means the Credit Agreement, the Security Agreement, the Pledge Agreement, the Indemnity, Subrogation and Contribution Agreement, the Guaranties and all other agreements, instruments and documents from time to time executed and delivered by the Borrower and certain subsidiaries of the Borrower in connection therewith for the benefit of the Lenders and the Lender Agent, as the same may be amended, supplemented, or otherwise modified from time to time.

“Credit Obligations” means all obligations of the Borrower to the Lender Parties arising under or in connection with or in respect of the Credit Documents, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Guaranties” means the guaranties of the Borrower and certain subsidiaries of the Borrower pursuant to the Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement among the Borrower, certain subsidiaries of the Borrower and the Lender Agent.

“Lender” has the meaning set forth in paragraph C of the recitals.

“Lender Agent” has the meaning set forth in the preamble.

“Lender Parties” means the Lender Agent and the Lenders.

“Loan Collateral” means all property (other than Securitization Assets) now owned or hereafter acquired by the Borrower or any subsidiaries of the Borrower in or upon which a security interest, lien or mortgage is granted by the Borrower or such subsidiaries to the Lender Agent for the benefit of the Lender Parties under the Credit Documents.

“Originator” mean the Borrower and such additional subsidiaries of the Borrower which become a party to the Receivables Sale Agreement, as Originators.

“Pledge Agreement” means the Pledge Agreement, dated as of August 29, 2001, among the Borrower, certain subsidiaries of the Borrower and the Lender Agent.

“Pledge Agreement Collateral” means (a) the Receivables Subsidiary Stock, (b) each Receivables Subsidiary Note, (c) all payments of principal and interest or dividends or other distributions on, and other rights to payment under, any of the foregoing, and (d) all proceeds of any of the foregoing.

“Receivables Purchase Agreement” has the meaning set forth in paragraph B of the recitals.

“Receivables Purchase Documents” means the Receivables Purchase Agreement, the Receivables Sale Agreement, the other Transaction Documents and all other agreements, instruments and documents from time to time executed and delivered by ABDC or the Receivables Subsidiary in connection therewith, as the same may be amended, supplemented, or otherwise modified from time to time.

“Receivables Sale Agreement” has the meaning set forth in paragraph A of the recitals.

“Receivables Subsidiary” has the meaning set forth in paragraph A of the recitals.

“Receivables Subsidiary Note” means any promissory note issued and delivered by the Receivables Subsidiary, payable to the order of the Originator, pursuant to the Receivables Sale Agreement, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued in substitution therefor or renewal thereof in accordance with the Receivables Purchase Documents.

“Receivables Subsidiary Stock” means (a) all the issued and outstanding capital stock of the Receivables Subsidiary, (b) all additional shares of capital stock of the Receivables Subsidiary issued from time to time, and (c) all options, warrants and other rights with respect to the foregoing.

“Securitization Assets” means all Receivables and Related Security that are sold, purportedly sold, contributed, transferred, conveyed or assigned by the Originator to the Receivables Subsidiary pursuant to the Receivables Purchase Documents (regardless of whether any such transfer is characterized as a sale or as a secured loan).

“Security Agreement” means the Security Agreement, dated as of August 29, 2001 among the Borrower, certain subsidiaries of the Borrower and the Lender Agent, in its capacity as collateral agent.

2. Authorization. The Lender Agent hereby confirms that it has been duly authorized to execute, deliver and perform this Agreement, and that each of the Lender Parties shall, upon the Lender Agent’s execution hereof, be bound by this Agreement.

3. Confirmation of Sale. The Borrower hereby, by its acknowledgment hereof, confirms to the Administrator and the Lender Parties that it has no ownership interests, liens, claims, encumbrances or security interests of any kind whatsoever in any now existing or hereafter arising Securitization Assets and shall not exercise any set-off, recoupment or similar right it may have with respect to the obligations of the Receivables Subsidiary.

4. Acknowledgment. Except for any rights or interests which the Lender Parties may have as pledgees of the Receivables Subsidiary Stock or the Receivables Subsidiary Notes under the Credit Documents, the Lender Parties (a) are not creditors of, and have no recourse to any assets of, the Receivables Subsidiary and (b) have no lien on or claim, contractual or otherwise, arising under any of the Receivables Purchase Documents (or otherwise) to the Securitization Assets nor any other assets of the Receivables Subsidiary, including any proceeds thereof or earnings thereon, whether now existing or hereafter acquired and whether tangible or intangible.

5. Release of Securitization Assets. (a) Notwithstanding anything contained in the Credit Documents, any other agreement, instrument, mortgage, deed of trust or document delivered under or in connection therewith, any UCC financing statement or any applicable law, the Lender Agent, on behalf of itself and all of the other Lender Parties, hereby releases all liens, mortgages, security interests, claims and interests of any kind whatsoever that it may hold in any of the Securitization Assets (it being understood that such release shall be automatic and irrevocable upon each sale, purported sale, contribution, transfer, conveyance or assignment of the Securitization Assets). It is understood and agreed that no Lender Party shall have any rights to or in any proceeds of the Loan Collateral that constitute Securitization Assets. The Lender Agent agrees, upon the request of the Administrator, to execute and deliver to the Administrator such UCC partial release statements and other documents and instruments, and do such other acts and things, as the Administrator may reasonably request in order to evidence the release provided for in this Section 5; provided, however, that failure to execute and deliver any such partial release statements, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 5.

(b) The Lender Agent further acknowledges and agrees that to the extent that, notwithstanding Section 5(a) above, the Lender Parties are deemed to have any interest, claim or benefit in or from the Securitization Assets whether by operation of law, legal process, pursuant to applicable provisions of the Federal Bankruptcy Code or otherwise (including without limitation by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Federal Bankruptcy Code), then any such interest, claim or benefit in or from the Securitization Assets is and shall be expressly subordinated to the indefeasible payment in full of each Receivable Interest and other obligation to a Secured Party (whether or not any such claim is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including the Federal Bankruptcy Code) including, without limitation, the payment of post-petition interest on such other obligations and liabilities.

6. Separation of Collateral. The Lender Agent hereby agrees promptly to return to the Administrator any funds or other property which constitute Securitization Assets (or proceeds thereof), provided, that the Administrator or the Servicer shall have identified such Securitization

Assets or proceeds in writing to the Lender Agent or the Lender Agent otherwise has actual knowledge of the identity of such Securitization Assets or proceeds. Solely for purposes of maintaining the perfection of the Administrator’s interests therein, the Administrator hereby appoints the Lender Agent as its agent with respect to such Securitization Assets and proceeds, and the Lender Agent hereby accepts such appointment.

7. Additional Agreements with Lender Parties. The Lender Agent agrees, represents and warrants, on behalf of itself and the Lender Parties as follows:

(a) The Lender Parties shall not contest or challenge, or join any other Person in contesting or challenging, the transfers of Securitization Assets from the Originator to the Receivables Subsidiary, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution.” Without limiting the foregoing, the Lender Parties shall not contest or challenge, or join any other Person in contesting or challenging, the validity, enforceability, priority or perfection of the interest of the Receivables Subsidiary in any of the Securitization Assets, or the validity, enforceability, priority or perfection of the interest of any assignee of the Receivables Subsidiary in any of the Securitization Assets. In addition, the Lender Parties shall not (x) assert that any Person and the Receivables Subsidiary should be substantively consolidated or that the Receivables Subsidiary is not or was not a corporation separate and distinct from the Originator or any other Person, or (y) challenge the valuation of any Securitization Assets which the Administrator may elect to liquidate as permitted under the Receivables Purchase Documents, or otherwise assert that any such liquidation was illegal, not done in a commercially reasonable manner, or otherwise invalid or improper.

(b) Notwithstanding any prior termination of this Agreement, the Lender Parties shall not, with respect to the Receivables Subsidiary, institute or join any other Person in instituting any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law, so long as any Receivable Interest or other obligation to a Secured Party shall be outstanding and there shall not have lapsed one year and one day since all Receivable Interests and such other obligations shall have been paid in full.

(c) Each assignee of any Lender Party shall be bound by the terms of this Agreement as if it were a party hereto.

(d) Notwithstanding any provision of the Credit Documents, so long as any Receivable Interest or other obligation to a Secured Party shall be outstanding, the Lender Parties will not (i) transfer any of the Pledge Agreement Collateral or any interest therein, except in connection with the granting of an assignment of or a participation in the Credit Obligations, to any Person, or assume ownership of the Receivables Subsidiary Stock or the Receivables Subsidiary Notes, (ii) exercise any voting rights under the Receivables Subsidiary Stock, (iii) institute, or cause or require the Originator to institute, any action or suit or exercise, or cause or require the Originator to exercise, any rights or remedies of the Originator upon or with respect to any breach or default by the Receivables Subsidiary under any Receivables Subsidiary Note or any other Person under any of the

Receivables Purchase Documents, or (iv) exercise any other remedies on default by the Borrower under the Credit Documents with respect to the Pledge Agreement Collateral or any other rights or interests of the Originator under the Receivables Purchase Documents; provided, however, that, to the extent provided in the Credit Documents or under applicable law, the Lender Agent may take, or require the Borrower to take, reasonable actions to assure the validity, perfection and priority of the Lender Agent’s security interest in the Pledge Agreement Collateral and proceeds thereof.

(e) The Lender Parties will not take or assert any lien on or security interest in (i) any rights of the Originator to sell any Receivable and any other Securitization Assets with respect to such Receivable under the Receivables Purchase Agreement, ABDC to act as Servicer under the Receivables Purchase Agreement or otherwise to exercise any rights (other than the rights to receive payments from the Receivables Subsidiary, the Servicer or any Purchaser under the Receivables Purchase Documents) or to perform any duties or obligations of the Originator under the Receivables Purchase Documents or (ii) any portion of the Servicing Fee which, pursuant to the Receivables Purchase Agreement, is to be paid to Persons other than ABDC or other affiliated entity on account of any costs or expenses of the transactions contemplated in the Receivables Purchase Documents and not to ABDC.

(f) The Lender Parties will not attempt to prohibit or restrict any sale or other transfer of the Securitization Assets or to interfere in any manner with the transactions contemplated under the Receivables Purchase Documents.

(g) The Lender Parties will not alter or cause the alteration of the independent director provisions of the Receivables Subsidiary’s constating documents or attempt to remove or replace any serving independent director without the consent of the Administrator.

(h) The Lender Parties hereby acknowledge and agree that the Administrator has no fiduciary duty to any Lender Party based on the pledge of the Receivable Subsidiary Stock.

8. Reliance. Each Secured Party and each Lender Party may rely on this Agreement as if such Person were a party hereto. This Agreement shall remain in effect until one year and one day after the latest maturing Receivable Interest or other obligation to a Secured Party is paid in full.

9. Miscellaneous. (a) No delay upon the part of any party to this Agreement and the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any such party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver, amendment or other modification, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and shall be signed by the Lender Agent and the Administrator.

(b) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(c) This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of New York.

(d) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(e) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communications by facsimile copy) and mailed, transmitted or delivered, as to each party hereto at its address set forth on Exhibit A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt or (i) in the case of notice by mail, three Business Days after being deposited in the mails, postage prepaid, and (ii) in the case of notice by facsimile copy, upon the earlier to occur of (A) completion of transmission and telephone confirmation of receipt and (B) the recipient’s close of business on the date of transmission.

(f) The section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(g) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(h) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF A PARTY TO THIS AGREEMENT TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY TO THIS AGREEMENT IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY PARTY TO THIS AGREEMENT OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY

MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the Lender Agent and the Administrator have caused this Agreement to be executed and delivered as of the day first above written.

JPMORGAN CHASE BANK (f/k/a The Chase
Manhattan Bank), as Lender Agent

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrator

By:
Name:
Title:

By:
Name:
Title:

S-1	Intercreditor Agreement

Acknowledged and agreed as of the date first above written:

AMERISOURCEBERGEN DRUG CORPORATION

By:
Name:
Title:

AMERISOURCEBERGEN CORPORATION

By:
Name:
Title:

S-2	Intercreditor Agreement

EXHIBIT A

ADDRESSES FOR NOTICE

If to the Lender Agent, send to:

JPMorgan Chase Bank
270 Park Avenue
New York, NY 10017
Attention: Ms. Dawn Lee Lum
Telephone No.: (212) 270-2472
Facsimile No.: (212) 270-3279

If to the Administrator, send to:

Wachovia Bank, National Association
191 Peachtree Street, NE
22nd Floor
Mail Code GA8047
Atlanta, GA 30303

Attention: Mr. Cecil Noble
Telephone No.: (404) 332-4209
Facsimile No.: (404) 332-5152

Exhibit A-1